Docusign Envelope ID: 3A1BCE50-C562-4DD2-A7D1-C16DF4AEE3DF

SECOND AMENDMENT TO MASTER LEASE AGREEMENT

This SECOND AMENDMENT TO MASTER LEASE AGREEMENT (the

“Amendment”) is made as of February 17, 2026, but shall be deemed effective as of December 8, 2025 (the “Effective Date”), by and between Boulder Road LLC, a Colorado limited liability company, and Westside Boulder, LLC, a California limited liability company, tenants in common (“Landlord”), and Boulder Road LLC (“Tenant”).

RECITALS:

A. Landlord and Tenant are the current parties to that certain Master Lease Agreement dated September 9, 2020 (the “Original Lease”), as amended by that certain First Amendment to Master Lease Agreement dated December 8, 2025 (the “First Amendment”, the Original Lease, as amended by the First Amendment, collectively, the “Lease”), pursuant to which Tenant leases from Landlord the real property located at 833 W. South Boulder Road, Unit 1, Louisville, Colorado 80027; and

C.
The parties desire to amend the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Definitions. All terms contained in this Amendment shall, for the purposes hereof, have the same meanings ascribed to them in the Lease unless otherwise defined herein.

2.
Initial Term. The first sentence of Section 2(a) of the Lease (as amended by the First Amendment) is hereby amended and restated in its entirety to read as follows:

“The initial term of this Lease shall be for fifteen (15) years, commencing on September 9, 2020 (the “Commencement Date”) and ending at midnight on September 30, 2035 (the “Initial Term”).”

3.
Extension Terms. The parties hereby confirm that Section 2(b) remains in full force and effect, including, without limitation, the right of Tenant to extend the Lease for two (2) five (5) year periods. The first extension term would commence on October 1, 2035 and end September 30, 2040, and the second extension term would commence on October 1, 2040 and end September 30, 2045.

4.
Rent.

a.
Section 4 of the First Amendment is hereby deleted.

b.
For the avoidance of doubt, the parties hereto reaffirm their agreement set forth in Section 4(b) of the Lease with respect to Base Rent increases, which reads as follows:

Docusign Envelope ID: 3A1BCE50-C562-4DD2-A7D1-C16DF4AEE3DF

“(b) “Base Rent Increases. Commencing on October 1, 2024, and on each October 1st thereafter, the Base Rent for the next twelve-month period shall be increased by 2.75% per annum. Tenant shall pay the new Base Rent from its effective date until the next periodic increase.”

5.
Miscellaneous.
(a)
This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)
In the event of any inconsistency between the terms and provisions of the Lease and this Amendment, the terms and provisions of this Amendment shall govern and control.

(d)
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document, provided that all parties are furnished a copy thereof reflecting the signature of all parties

(e)
Each party to this Amendment hereby represents and warrants that the individual(s) executing this Amendment on behalf of such party has/have full power and authority to execute and deliver the same and to bind such party.

(f)
Landlord and Tenant hereby agree that submission of this Amendment by Landlord shall not constitute an offer to amend the Lease. This Amendment shall be effective only upon the execution of this Amendment by all parties hereto.

(g)
This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted. This Amendment may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart, provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties. The parties acknowledge and agree that they intend to conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[SIGNATURES ON FOLLOWING PAGE(S)]

Docusign Envelope ID: 3A1BCE50-C562-4DD2-A7D1-C16DF4AEE3DF

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

“LANDLORD”: